POWER OF ATTORNEY

        Know all by these presents, that the undersigned hereby
constitutes and appoints each of Trudy P. McConnaughhay, James Hinch,
Kenneth J. Najder, Kelly C. Simoneaux, and Hope Spencer, or any
one of them acting individually, and with full power of
substitution, as the undersigned's true and lawful attorney-in-fact to: (1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and
Exchange Commission ("SEC") a Form ID, including amendments
thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the
Securities Exchange Act of 1934 (the "Exchange Act") or any rule or regulation of the SEC;(2) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of PHI, Inc. ("PHI"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder;
(3) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and timely file such form with the SEC and any stock exchange or similar authority; and (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.  The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the
undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or any such attorney-in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing
attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is PHI assuming,
any of the undersigned's responsibilities to comply with
Section 16 of the Exchange Act. The undersigned hereby revokes all previous Powers of Attorney that have been granted by the undersigned in connection with the undersigned's reporting
obligations, if any, under Section 16 of the Exchange Act
with respect to the undersigned's holdings of and transactions in securitiesissued by PHI.  This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's
holdings of and transactions in securities issued by PHI,
unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. IN WITNESS
WHEREOF, the undersigned has caused this Power of Attorney
to be executed as of this 7th day of March, 2018.

 /s/ Alan W. Brass
          ALAN W. BRASS